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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF CINEMARK USA, INC.

Cinemark Corporation
Sunnymead Cinema Corp.
Cinemark Properties, Inc.
Cinemark Transportation, Inc.
Cinemark Investments Corporation
Multiplex Properties, Inc.
Multiplex Services, Inc.
Trans Texas Cinema, Inc.
Missouri City Central 6, Inc.
Brainerd Ltd.
Cinemark International, L.L.C.
Cinemark Mexico (USA), Inc.
Cinemark de Mexico, S.A. de C.V.
Inversiones Cinemark, S.A.
Inmobilaria Cinemark S.A. de C.V.
Worldwide Investment Inc./BVI
Cinemark Leasing Company fka Tinseltown Equities, Inc.
Premier Amusements, Inc.
Cinemark Partners I, Inc.
Cinemark Partners II, Ltd.
Cinemark Holdings Canada, Inc.
Canada Theatre Holdings, Inc.
Cinemark Ontario, Inc.
Cinemark Alberta, Inc.
Cinemark Equity Holdings Corporation/BVI
Cinemark Nicaragua y Cia, Ltda.
Cinemark Honduras S.R.L.
Cinemark-Core Pacific, Ltd. (Taiwan)
Cinemark Theatres U.K., Ltd.
Cinemark Investments Argentina, S.A.
Cinemark Argentina, S.A.
Laredo Joint Venture, Ltd.
Cinemark Brasil S.A.
Cinemark Empreendimentos e. Participacoes LTDA
Servicios Cinemark, S.A. de C.V.
Cinemark del Norte, S.A. de C.V.
Cinemark Chile S.A.
Cinemark Theatres Canada, Inc.
Cinemark del Ecuador S.A.
Cinemark del Peru S.A.
Cinemark Rio de la Plata Associates S.R.L.
Cinemark Theatre Services, Inc.
Cinemark Costa Rica, S.A.
Cinemark El Salvador, S.A. de C.V.
Cinemark Colombia S.A.